Registration No. 333-56938



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ________________________

                               SPRINT CORPORATION
             (Exact name of registrant as specified in its charter)

                       Kansas                           48-0457967
           (State or other jurisdiction               (I.R.S. Employer
        of incorporation or organization)            Identification No.)

            Post Office Box 7997, Shawnee Mission, Kansas 66207-0997
                    (Address of principal executive offices)
                            ________________________

                               SPRINT CORPORATION
                     MANAGEMENT INCENTIVE STOCK OPTION PLAN
                            (Full title of the Plan)
                            ________________________

                              CLAUDIA S. TOUSSAINT
    Vice President, Corporate Governance and Ethics, and Corporate Secretary
                                  P.O. Box 7997
                       Shawnee Mission, Kansas 66207-0997
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (913) 794-1513
                            ________________________

     This Registration Statement as originally filed related to the offering of 7,192,508 options to purchase a share of FON Common Stock and 7,192,508 shares of FON Common Stock issuable upon exercise of options granted under the Management Inentve Stock Opiton Plan, and the offering of 7,780,634 options to purchase a share of PCS Common Stock and 7,780,634 shares of PCS Common Stock issuable upon exercise of options granted under the Management Incentive Stock Option Plan.

     On February 28, 2004, Sprint's Board of Directors approved the recombination of the PCS Common Stock and the FON Common Stock, effective on April 23, 2004 (the "Conversion Date). None of the 7,780,634 shares of PCS Common Stock were issued upon the exercise of options before the Conversion Date. Following the recombination of the PCS Common Stock and the FON Common Stock, no shares of PCS Common Stock may be issued. Accordingly, the purpose of this Post-Effective Amendment No. 1 is to deregister the 7,780,634 shares of PCS Common Stock covered by this Registration Statement.

  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.     Exhibits.

Exhibit
Number      Exhibits

 24.        Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 29th day of April, 2004.

                               SPRINT CORPORATION



                               By  /s/ Claudia S. Toussaint
                                      (Claudia S. Toussaint, Vice President)





     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                    Title                          Date

                        Chairman of the Board and   )
G. D. FORSEE*           Chief Executive Officer     )
                        (Principal Executive        )
                        Officer)                    )
                                                    )
                        Executive Vice President    )
ROBERT J. DELLINGER*    - Chief Financial Officer   )
                        (Principal Financial        )
                        Officer)                    )
                                                    )
                        Senior Vice President and   )
J. P. MEYER*            Controller                  )
                        (Principal Accounting       )
                        Officer)                    )  April 29, 2004
                                                    )
DUBOSE AUSLEY*          Director                    )
                                                    )
_____________________                               )
(Gordon M. Bethune)     Director                    )
                                                    )
                                                    )
E. LINN DRAPER, JR. *   Director                    )
                                                    )
_____________________                               )
(Deborah A. Henretta)   Director                    )

                                                    )
                                                    )
I. O. HOCKADAY, JR.*    Director                    )
                                                    )
                                                    )
L.K. LORIMER*           Director                    )
                                                    )  April 29, 2004
                                                    )
C. E. RICE*             Director                    )
                                                    )
                                                    )
LOUIS W. SMITH*         Director                    )
                                                    )
                                                    )
GERALD L. STORCH*       Director                    )
                                                    )







/s/ Claudia S. Toussaint
---------------------------

*    Signed by Claudia S. Toussaint,
     Attorney-in-Fact, pursuant to
     Power of Attorney filed with this
     Amendment to the Registration
     Statement No. 333-56938.

                          EXHIBIT INDEX


Exhibit
Number    Exhibits

 24.      Power of Attorney.